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                                                                   EXHIBIT 10.12

                            GOLDEN TELECOM GROUP INC.
                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and entered into as of the twelfth day of January, 2000 by and between Golden Telecom Group, Inc., a Delaware corporation (the "Corporation"), and __________, an adult citizen of _______________________
(the "Employee").

         WHEREAS, the Corporation is a wholly-owned subsidiary of Golden Telecom, Inc. ("GTI") and a subsidiary of Global TeleSystems Inc.;

         WHEREAS, the Employee has substantial experience in the practice of international corporate law;

         WHEREAS, the Corporation desires to employ the Employee and the Employee desires to be employed by the Corporation, subject to the terms and provisions of this employment agreement (the "Agreement");

         WHEREAS, the Employee agrees to the termination as at 11 January, 2000 of his Employment Agreement with GTS Group Inc. ("GTS"), dated 1 August 1998, and has signed the Amendment to Non-Statutory Stock Option Agreement, which is incorporated by reference herein as Attachment A;

         NOW THEREFORE, the Corporation and Employee mutually agree as follows:

1.       EMPLOYMENT.

         (a) The Corporation hereby employs the Employee, and the Employee hereby accepts employment, on the terms and conditions set forth herein and in the foreign assignment letter, which is incorporated by reference herein as Attachment B.

         (b) The Employee shall initially be given the position of __________________ and seconded to Golden TeleServices Inc. in the capacity of
__________________, based in Moscow, but may from time to time be given such title or be requested to perform such duties and exercise such power and authority commensurate with the Employee's position as may be delegated to the Employee by the Chief Executive Officer or the Board of Directors of the Corporation.

         (c) The Employee shall devote all necessary business time and attention, and employ Employee's best efforts, toward the fulfillment and execution of all assigned duties, and the satisfaction of defined annual, quarterly and/or longer-term performance criteria.

2.       TERM.

         (a) The terms of this Agreement are effective as of the twelfth day of January, 2000 and shall continue unless terminated in accordance with Section 10 herein.

         (b) The Corporation reserves the right to pay the Employee in lieu of any period of notice in accordance with the terms of this Agreement and as set out in Section 11.

         (c) Further, the Corporation reserves the right to require the Employee not to attend the Corporation's premises or the premises of the Employees business unit or to provide the Employee with alternative work of a broadly similar nature to the work the Employee normally performs, during any period of suspension or whilst the Employee is under notice of termination (served either by the Corporation or the Employee) provided that the Employee continues to be paid the salary and benefits to

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which the Employee is entitled under this Agreement and further provided that the period of any such requirement does not exceed six months.

3.       CONTINUITY OF SERVICE.

         The Corporation confirms that the Employee's service under his previous Employment Agreements with GTS, dated __________ 1997 and _________ 1998, shall continue under this Agreement.

4.       COMPENSATION.

         (a) Commencing on the date hereof and continuing thereafter unless adjusted as set forth herein, the Employee shall be paid the base salary per annum of ____________ ($_____), payable in accordance with the Corporation's customary payroll practices.

         (b) On an annual basis the Corporation shall review the salary of the Employee and shall consider, based upon the Employee's performance and the Corporation's financial position, potential salary increase adjustments to the Employee's base salary as the Corporation shall, in its sole and absolute discretion, deem appropriate.

         (c) For the purposes of this Agreement, "Salary" shall mean all payments by the Corporation to the Employee pursuant to this Section "4".

5. BONUS. In addition to Salary, the Corporation may pay to the Employee performance-based, incentive compensation ("Bonus") with a target of __% of the Employee's base salary, to be paid quarterly, and subject to the sole and absolute discretion of the Corporation. The actual amount of the quarterly payment will be linked to the overall performance of GTI, the performance of the Employee's business unit and to the achievement of personal objectives.

6. EQUITY PARTICIPATION PLAN. GTI has adopted the 1999 Equity Participation Plan of Golden Telecom Inc. (the "Plan") for its eligible employees and the employees of its affiliates, including the Corporation. Subject to (i) the provisions of the Plan, a copy of which is attached hereto as Attachment C, (ii) the execution and delivery by GTI and the Employee of a non-qualified stock option agreement (the "Non-Qualified Stock Option Agreement") - Attachment D, (iii) the execution and delivery by GTI and the Employee of a restricted stock agreement (the "Restricted Stock Agreement") - Attachment E and (iv) the signing by the Employee of the Amendment to Non-Statutory Stock Option Agreement - Attachment A, GTI will grant to the Employee options to purchase common stock of GTI as set forth in the Non-Qualified Stock Option Agreement and will issue to the Employee shares of its common stock as set forth in the Restricted Stock Agreement.

7.       BENEFITS.

         (a) During the Term of this Agreement, Employee shall be entitled to receive such benefits and to participate in such employee group benefit plans, as are generally provided by the Corporation to its employees of comparable level and responsibility in accordance with the plans, practices and programs of the Corporation.

         (b) For purposes of this Agreement, the term "Benefits" shall not include the Plan or any other stock oriented or long-term compensation plans, the Option Agreements or any other stock option agreements, Salary, Bonuses or expatriate specific benefits in which the Employee may participate or for which Employee may be eligible during the term hereof.


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8.       EXPENSE REIMBURSEMENT. During the term of employment, the Corporation shall reimburse the Employee for all reasonable and necessary expenses incurred by the Employee in connection with the performance of Employee's duties as an employee of the Corporation. Such reimbursement is subject to the submission to the Corporation by the Employee of appropriate documentation and/or vouchers in accordance with the customary procedures of the Corporation for expense reimbursement, as such procedures may be revised by the Corporation from time to time hereafter.

9. VACATION. During each of the Corporation's fiscal years during the term of employment, Employee shall be entitled to vacation in accordance with the Corporation's practice, which currently totals four (4) weeks maximum, calculated on the basis of one week for each three months of service. Vacation days will be administered in accordance with company policy and will not carry-over or accumulate from year to year without the prior written consent of the Director, Human Resources.

10.      TERMINATION.

         (a) The Corporation shall have "Cause" to terminate Employee's employment hereunder upon Employee's

                  (i) failure to follow a legal order of the Board or the Chief Executive Officer of the Corporation, other than any such failure resulting from Employee's disability, after notice and reasonable opportunity for cure,

                  (ii) fraud, embezzlement, or any other similar illegal act committed by the Employee in connection with the Employee's duties as an employee of the Corporation or any subsidiary or affiliate or parent, direct or indirect, of the Corporation,

                  (iii) conviction of any felony or crime involving moral turpitude which causes or may reasonably be expected to cause substantial economic injury to or substantial injury to the reputation of the Corporation or any subsidiary or affiliate or parent, direct or indirect, of the Corporation,

                  (iv) willful or grossly negligent commission of any other act which causes or may reasonably be expected (as of the time of such occurrence) to cause substantial economic injury to or substantial injury to the reputation of the Corporation or any subsidiary or affiliate or parent, direct or indirect, including GTS, of the Corporation, including, without limitation, any violation of the Foreign Corrupt Practices Act, as described herein below.

         (b) Termination by Reason of Total Disability. Notwithstanding anything to the contrary in this Agreement, the Corporation shall at all times have the right to terminate this Agreement and the employment of the Employee immediately by delivering written notice to the Employee if the Employee experiences a Total Disability. For the purpose of this Agreement, the term "Total Disability" means any mental or physical illness, condition, disability or incapacity that:


                  (i ) prevents the Executive from discharging essential job responsibilities and employment duties;

                  (ii) shall be attested to in writing by a physician or a group of physicians acceptable to the Corporation; and


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                  (iii) continues for period of 90 consecutive days in any
twelve (12) month period.

A Total Disability shall be deemed to have occurred on the last day of such applicable 90-day period, and shall be determined in accordance with applicable law relating to disability.

         (c) Termination by Reason of Death. This Agreement shall terminate immediately upon the death of the Employee.

         (d) Voluntary Resignation. The Employee may terminate the Agreement at any time by giving ninety (90) days' prior written notice to the Corporation (the "Employee's Notice Period"). Upon receipt of such notice to the Corporation, the Corporation, in its sole and absolute discretion, may either continue to employ the Employee during all or part of the Employee's Notice Period, or may continue to pay the Employee's Salary and continue Benefits during the Employee's Notice Period in lieu of continued employment. Failure of the Employee to provide the notice set forth herein shall be deemed a breach of this Agreement by the Employee and permit the Corporation to terminate Employee's employment immediately for Cause.

         (e) Termination Without Cause. The Corporation may terminate the Employee's employment at any time, for any reason, by providing Employee with ninety (90) days prior written notice (the "Corporation's Notice Period"). Upon providing such notice to the Employee, the Corporation, in its sole and absolute discretion, may either continue to employ the Employee during all or part of the Corporation's Notice Period, or may continue to pay the Employee's Salary and continue Benefits during the Corporation's Notice Period in lieu of continued employment.

         (f) On the termination of the Employee's employment for whatever reason, the Employee shall upon the request of the Company immediately resign from all or any offices the Employee holds in the Corporation and all trusteeships held by the Employee of any pension scheme or other trust established by the Corporation without prejudice to any other rights accruing to either party hereto and without claim for compensation. The Employee hereby irrevocably and by way of security appoints the Company and each affiliate, subsidiary and Parent Corporation now or in the future existing to be the Employee's attorney in the Employee's name and on the Employee's behalf and as the Employee's act and deed to sign, execute and do all acts, things and documents which are necessary to effect such resignation and to satisfy such acts, things and documents signed, executed or done in pursuant of this power.

11.      PAYMENTS UPON TERMINATION.

         (a) Payment. Except as specifically set forth herein, all payments to be made under the terms of this Section may be made, in the Corporation's sole and absolute discretion, either in one lump-sum payment at the beginning of the termination period or in installments over the term of the period covered by the payment paid in accordance with the Corporation's customary payroll practices.

         (b) Termination For Cause. In the event that the Employee's employment under this Agreement is terminated for Cause, the Corporation shall have no obligation to pay the Salary or provide any other compensation or Benefits provided under this Agreement to, or for the benefit of, Employee for any period after the date of such termination, or to pay any Bonus for the fiscal year in which such termination occurs; provided, however, that the Corporation shall promptly pay (i) all Salary earned by the Employee prior to the date of such termination, (ii) any Benefits under any plans of the Corporation in which the Employee is a participant to the full extent of the Employee's rights under such plans prior to termination, and (iii) reimbursement of any appropriate business and/or entertainment expenses


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incurred by the Employee prior to termination and properly submitted to the
Corporation.

         (c) Termination by Reason of Total Disability. In the event that the Employee's employment under this Agreement is terminated by reason of Total Disability, the Corporation shall have no obligation to pay the Salary provided under this Agreement to or for the benefit of the Employee for any period after the date of such termination; provided, however, that the Corporation shall promptly pay to the Employee (i) all Salary earned by the Employee prior to the date of such termination, (ii) the pro rata share of any Bonus for the fiscal year in which the total disability occurred, (iii) any Benefits under any plans of the Corporation in which the Employee is a participant to the full extent of the Employee's rights under such plans, and (iv) reimbursement of appropriate business and/or entertainment expenses incurred by the Employee prior to such termination and properly submitted to the Corporation, each such item to be paid to the date of such termination with the exception of disability benefits, which shall continue to be paid from the Corporation's insured or self-insured long-term disability plan, as the case may be, for the period specified in such plan. In the event there is a period of time during which the Employee is not being paid Salary and not receiving long-term disability payments for any reason, and conditioned upon the Employee or Employee's representative immediately notifying the Corporation in writing, the Compensation Committee of the Board of Directors ("Compensation Committee") shall make all necessary inquiries and shall decide in its sole and absolute discretion whether the Corporation shall make interim payments to the Employee until the commencement of payments under the long-term disability plan.

         (d) Termination by Reason of Death. If Employee dies during Employee's employment pursuant to this Agreement, the Corporation shall have no obligation to pay the Salary provided under this Agreement to or for the benefit of the Employee for any period after the date of the Employee's death; provided, however, that the Corporation shall promptly pay to the Employee's designated beneficiary, to the degree earned but not paid prior to the date of the Employee's death: (i) all Salary; (ii) the pro rata share of any Bonus for the fiscal year in which the death occurred; (iii) any Benefits under any plans of the Corporation in which the Employee is a participant to the full extent of the Employee's rights under such plans and (iv) reimbursement of any appropriate business and/or entertainment expenses incurred by the Employee and properly submitted.

         (e) Voluntary Resignation. In the event that the Employee resigns voluntarily from Employee's employment with the Corporation, the Corporation shall have no obligation to pay the Salary provided under this Agreement to or for the benefit of the Employee for any period after the end of the expiration of Employee's Notice Period, or after the termination date if the Corporation elects to terminate the employee and actually makes payments in lieu of employment during the Employee's Notice Period; provided, however, that the Corporation shall promptly pay upon termination: (i) all Salary earned by the Employee prior to the expiration of the Employee's Notice Period; (ii) any Benefits under any plans of the Corporation in which the Employee is a participant to the full extent of the Employee's rights under such plans prior to the expiration of the Employee's Notice Period, provided, however, that such Benefits shall cease upon Employee's receipt of comparable benefits under, or coverage under, any plans provided by a new employer and (iii) reimbursement of any appropriate business and/or entertainment expenses incurred by the Employee through the end of said notice period and properly submitted.

         (f) Termination Without Cause. In the event the Corporation terminates this Agreement and the Employee's employment without Cause:

                  (i) the Corporation shall promptly pay or provide to the Employee, to the extent earned prior to the date of such termination: (A) all Salary; (B) the pro rata share of any Bonuses for the fiscal year in which the termination occurred; (C) any Benefits under any plans of the Corporation in


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which the Employee is a participant to the full extent of the Employee's rights under such plans prior to termination, except as noted in Section 11(f)(ii)(B) below and (D) reimbursement of any appropriate business and/or entertainment expenses incurred by the Employee prior to such termination and properly submitted to the Corporation;

                  (ii) subject to the Corporation's receipt from the employee of a general release in its customary form, the Corporation shall also pay to the Employee in accordance with the normal payroll schedule:

                       (A) an amount equal to the Employee's Salary at its then-current rate for a period equal to six (6) months, plus any amount to be paid to Employee as a cash payout of Salary due to Employee for that portion of the Corporation's Notice Period that the Corporation shall elect to pay out pursuant to Section 10(e) hereof;

                       (B) the cost of continuing all medical, dental, 401(k) plans or retirement Benefits during the period determined in accordance with
Section 11(f)(ii)(A) above; provided, however, that such Benefits shall cease upon Employee's receipt of comparable benefits under, or coverage under, any plans provided by a new employer.

12. COVENANTS OF THE EMPLOYEE. In order to induce the Corporation to enter into this Agreement and employ the Employee, the Employee hereby covenants and agrees as follows:

         (a) During the term of this Agreement, and for a period equal to six
(6) months thereafter, the Employee shall not, without the prior written consent of the Corporation, directly or indirectly through any other person or entity, own, acquire in any manner any ownership interest in (except purely passive investments amounting to no more than five percent (5%) of the voting equity), or serve as a director, officer, employee, counsel or consultant of any person, firm, partnership, corporation, consortium, association or other entity that competes with the Corporation or any of its direct or indirect affiliates, parents, including GTS, or subsidiaries, in any geographic market in which the Corporation or its direct or indirect affiliates, including GTS, or subsidiaries, either (A) offers or provides telecommunications services to customers; (B) operates or manages a provider of telecommunications services;
(C) has investments in a provider of telecommunications services or (D), to the Employee's knowledge, has plans to either operate a telecommunications carrier, offer a telecommunications service, or invest in a telecommunications carrier within such six (6) months period;

         (b) During the term of this Agreement, and for a period of twelve (12) months thereafter, the Employee shall not, without the prior written consent of the Corporation, directly or indirectly through any other person or entity:

                  (i) solicit, entice, persuade or induce any individual who is at any time during the term of this Agreement, an officer, director or employee of the Corporation, or any of its subsidiaries or affiliates or parents, direct or indirect, including GTS, to terminate or refrain from renewing or extending such person's employment with the Corporation or such subsidiary or affiliate or parent, direct or indirect, including GTS, or to become employed by, enter into contractual relations with, or become consultant to any other individual or entity, and the Employee shall not approach any such employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity; or

                  (ii) except in accordance with the Employee's duties on behalf of the Corporation, solicit, entice, persuade, or induce any individual or entity which currently is, or at any time during the term of this Agreement shall be, a customer, consultant, vendor, supplier, lessor or lessee of the


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Corporation, or any of its subsidiaries or affiliates or parents, direct or indirect, including GTS, to terminate or refrain from renewing or extending its contractual or other relationship with the Corporation or such subsidiary or affiliate or parent, direct or indirect, including GTS, and the Employee shall not approach any such customer, vendor, supplier, consultant, lessor or lessee for such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

         (c) The Employee shall not at any time during or after the term of this
Agreement:

                  (i) other than when required in the ordinary course of business of the Corporation, disclose, directly or indirectly, to any person, firm, corporation, partnership, association or other entity, any trade secret, or confidential information concerning the financial condition, suppliers, vendors, customers, lessors, or lessees, sources or leads for, and methods of obtaining, new business, or the methods generally of doing and operating the respective businesses of the Corporation or its affiliates and subsidiaries and parents, direct or indirect, including GTS, to the degree such secret or information incorporates information that is proprietary to, or was developed specifically by or for, the Corporation, except such information that is a matter of public knowledge, was provided to the Employee (without breach of any obligation of confidence owed to the Corporation) by a third party that is not a subsidiary or affiliate or parent, direct or indirect, including GTS, of the Corporation, or is required to be disclosed by law or judicial or administrative process; or

                  (ii) make any oral or written statement about the Corporation and/or its financial status, business, compliance with laws, personnel, directors, officers, consultants, services, business methods or otherwise, which are intended or reasonably likely to disparage the Corporation or otherwise degrade its reputation in the business or legal community in which it operates or in the telecommunications industry.

         (d) Employee hereby represents that: (i) Employee is not restricted in any material way from performing Employee's duties hereunder as the result of any contract, agreement or law and (ii) Employee's due performance of Employee's duties hereunder does not and will not violate the terms of any agreement to which Employee is bound.

13. FOREIGN CORRUPT PRACTICES ACT. The Employee agrees to comply in all material respects with the applicable provisions of the U.S. Foreign Corrupt Practices Act of 1977 ("FCPA"), as amended, which provides generally that under no circumstances will foreign officials, representatives, political parties or holders of public offices be offered, promised or paid any money, remuneration, things of value, or provided any other benefit, direct or indirect, in connection with obtaining or maintaining contracts or orders hereunder. When any representative, employee, agent, or other individual or organization associated with Employee is required to perform any obligation related to or in connection with this Agreement, the substance of this section shall be imposed upon such person and included in any agreement between Employee and any such person. Failure by the Employee to comply in all respects with the provisions of the FCPA shall constitute a material breach of this Agreement and shall entitle the Corporation to terminate this Agreement immediately upon such failure to comply. Additionally, Employee hereby acknowledges that Employee has read "An Explanation of the Foreign Corrupt Practices Act" and "Golden Telecom, Inc. Policy on Foreign Transactions," copies of which have been provided to Employee. Employee also acknowledges that a condition precedent to the effectiveness of this Agreement shall be the execution by Employee of the "Addendum to the Golden Telecom, Inc. Policy on Foreign Transaction," a copy of which has been provided to Employee. Additionally, and as a condition for the Corporation to continue this Agreement, Employee may be required from time to time at the request of the Corporation to execute a certificate of Employee's compliance with the aforementioned laws and regulations.


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14.      PURCHASES AND SALES OF THE CORPORATION'S SECURITIES. Employee has read, and agrees to comply in all respects, with the Policy and Procedures for Directors, Officers and Employees of Golden Telecom Inc. and its Affiliates on Insider Trading and Tipping, as such Policy may be amended from time to time. Specifically, and without limitation, Employee agrees that Employee shall not purchase or sell stock in GTI or any of its subsidiaries, affiliates or parents, direct or indirect, including GTS, at any time (i) that Employee possesses material non-public information about GTI, the Corporation, and GTS or any of their businesses; (ii) during any "Trading Blackout Period" as may be determined by the Corporation and GTS, as set forth in the Policy from time to time and
(iii) except in compliance with the above GTI policy.

 15. INDEMNIFICATION. The Employee shall be entitled to indemnification set forth in the Corporation's Certificate of Incorporation to the maximum extent allowed under the laws of the Commonwealth of Virginia and the State of Delaware Corporations Act.

16. DIRECTORS' AND OFFICERS' INSURANCE.The Company shall identify, acquire and maintain at all times during the term of this Agreement Directors, Officers and Corporate Liability Insurance policy.

17. NO DELEGATION. The Employee shall not delegate Employee's employment obligations under this Agreement to any other person.

18. NOTICES. Any written notice required by this Agreement will be deemed provided and delivered to the intended recipient when (i) delivered in person by hand; or (ii) three days after being sent via U.S. certified mail, return receipt requested; or (iii) the day after being sent via by overnight courier, in each case when such notice is properly addressed to the following address and with all postage and similar fees having been paid in advance:


If to the Corporation:           Golden Telecom Group, Inc.
                                 c/o Golden Telecom, Inc.
                                 Attn: Director Human Resources
                                 4121 Wilson Boulevard, 8th Floor
                                 Arlington, VA  22203  USA



and if to the Employee:          ________
                                 c/o Golden TeleServices Inc.
                                 12 Krasnokazarmennaya St., 6th Floor
                                 111250 Moscow
                                 Russian Federation

Either party may change the address to which notices, requests, demands and other communications to such party shall be delivered personally or mailed by giving written notice to the other party in the manner described above.

19. BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns.

20. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the listed parties with respect to the subject matter described in this Agreement and supersedes all prior


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agreements, understandings and arrangements, both oral and written, with the
Corporation or any of its direct or indirect affiliates and parents, including the GTS Group Inc. Employment Agreement dated 1 August 1998, between the parties with respect to such subject matter, This Agreement may not be modified, amended, altered or rescinded in any manner, except by written instrument signed by both of the parties hereto; provided, however, that the waiver by either party of a breach or compliance with any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or compliance.

21. SEVERABILITY. In case any one or more of the provisions of this Agreement shall be held by any court of competent jurisdiction or any arbitrator selected in accordance with the terms hereof to be illegal, invalid or unenforceable in any respect, such provision shall have no force and effect, but such holding shall not affect the legality, validity or enforceability of any other provision of this Agreement, provided that the provisions held illegal, invalid or unenforceable do not reflect or manifest a fundamental benefit bargained for by a party hereto.

22. DISPUTE RESOLUTION AND ARBITRATION.In the event that any dispute arises between the Corporation and the Employee regarding or relating to this Agreement and/or any aspect of Employee's employment relationship with the Corporation, AND IN LIEU OF LITIGATION AND A TRIAL BY JURY, the parties consent to resolve such dispute through mandatory arbitration under the Commercial Rules of the American Arbitration Association ("AAA"), before a single arbitrator in Arlington, Virginia or other location mutually acceptable to the Executive and the Corporation. The parties hereby consent to the entry of judgment upon award rendered by the arbitrator in any court of competent jurisdiction. Notwithstanding the foregoing, however, should adequate grounds exist for seeking immediate injunctive or immediate equitable relief, any party may seek and obtain such relief; provided that, upon obtaining such relief, such injunctive or equitable action shall be stayed pending the resolution of the arbitration proceedings called for herein. The parties hereby consent to the exclusive jurisdiction in the state and Federal courts of or in the Commonwealth of Virginia for purposes of seeking such injunctive or equitable relief as set forth above.

23. CHOICE OF LAW. The Employee and the Corporation intend and hereby acknowledge that jurisdiction over disputes with regard to this Agreement, and over all aspects of the relationship between the parties hereto, shall be governed by the laws of the Commonwealth of Virginia without giving effect to its rules for resolving conflicts of laws.

24. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement.

25. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

26. FORCE MAJEURE. Neither Corporation nor Employee shall be liable for any delay or failure in performance of any part of this Agreement to the extent that such delay or failure is caused by an event beyond its reasonable control including, but not be limited to, fire, flood, explosion, war, strike, embargo, government requirement, acts of civil or military authority, and acts of God not resulting from the negligence of the claiming party.

         IN WITNESS WHEREOF, the parties to this Agreement have executed and delivered this Agreement as of the day and year written above.


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GOLDEN TELECOM GROUP, INC.

By:
   -----------------------------
Name:
Title:   Chief Executive Officer


EMPLOYEE



--------------------------------
[name]


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